Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Rogers Communications Inc.

We consent to the use of:

•our report dated March 6, 2026 on the consolidated financial statements of Rogers Communications Inc. (the “Company”) which comprise the consolidated statements of financial position of the Company as of December 31, 2025 and December 31, 2024, the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years then ended, and the related notes (collectively the "consolidated financial statements"); and

•our report dated March 6, 2026 on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2025,

each of which is included in the annual report on Form 40-F of the Company for the fiscal year ended December 31, 2025.

We also consent to the incorporation by reference of such reports in Registration Statement No. 333-170234 on Form F-3D of the Company.

/s/ KPMG LLP
Chartered Professional Accountants, Licensed Public Accountants

March 6, 2026
Toronto, Canada